UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934

                     Date of Report (Date of earliest event
                                   reported):

                                 MARCH 14, 1997

                                 PROXYMED, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)



           FLORIDA                  0-22052                  65-0202059
           -------                  -------                  ----------
(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)            File Number)           Identification No.)

      2501 DAVIE ROAD, SUITE 230, FT. LAUDERDALE, FLORIDA           33317-7424
      ---------------------------------------------------           ----------
         (Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (954) 473-1001

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

       (a) On March 14, 1997, the Company acquired substantially all of the assets and certain of the liabilities of Clinical MicroSystems, Inc. ("CMS"). CMS is the developer of ClinScan, a physician desktop lab ordering and results posting software used by over 100 labs and approximately 3,000 physicians throughout the United States. The purchase price consisted of the following:
$3,000,000 in cash and 125,786 shares of unregistered common stock paid at closing, plus $2,000,000 in cash and common stock payable over a three year period as follows: $750,000, $500,000 and $750,000 in 12, 24 and 36 months following the closing date, respectively. Each of the future payments will be at least 50% in cash, with the remainder, if any, paid in the form of unregistered common stock. The acquisition will be accounted for as a purchase. As part of the transaction, the founder, sole shareholder and president of CMS, Glenn Gilchrist, was appointed Senior Vice President of the Company pursuant to a two year employment agreement which provides for minimum annual compensation of $100,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

       (a) The audited financial statements required by Item 7(a) of CMS as of and for the years ended December 31, 1996 and 1995 will be filed within 60 days as an amendment to this Form 8-K.

       (b) The pro forma financial information required by Item 7(b) will be filed within 60 days as an amendment to this Form 8-K.

       (c)  The following exhibit is included herein:

       Exhibit 1 - ASSET PURCHASE AGREEMENT dated February 11, 1997 between ProxyMed, Inc., Clinical MicroSystems, Inc. and Glenn Gilchrist.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                PROXYMED, INC.

Date  MARCH 21, 1997                            /S/ BENNETT MARKS
      --------------                            -----------------
                                                Bennett Marks, Executive Vice
                                                President - Finance, Chief
                                                Financial Officer and Director

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER              DESCRIPTION
-------             -----------

  1            Asset Purchase Agreement